Exhibit 1.3

(Translation)

Regulations of Board of Corporate Auditors

of

Mizuho Financial Group, Inc.

[Translation]

Effective from January 9, 2003

As amended on September 25, 2006

REGULATIONS OF

THE BOARD OF CORPORATE AUDITORS

CHAPTER I	PURPOSE

Article 1.	(Purposes)

Pursuant to laws, ordinances and the Articles of Incorporation, matters concerning the Board of Corporate Auditors of the Company shall be governed by these Regulations.

CHAPTER II	ORGANIZATION

Article 2.	(Constitution)

The Board of Corporate Auditors shall comprise all the Corporate Auditors which shall be three (3) or more in number.

Article 3.	(Function)

1. The Board of Corporate Auditors shall receive reports, deliberate or take resolutions on matters pertaining to auditing, including the following matters, which shall be conducted by the Corporate Auditors; provided, however, that it shall not prevent each Corporate Auditor from exercising his/her power:

(1) System for the compliance with laws and ordinances, the Articles of Incorporation and others in performing duties of Director(s) and employees;

(2) Risk management system to prevent the incurrence of serious losses to the Company;

(3) System to disclose financial information and any other corporate information appropriately and timely; and

(4) Qualification and independence of an Independent Auditor.

CHAPTER III	HOLDING, CONVOCATION AND CHAIRMAN OF MEETINGS

Article 4.	(Holding of Meetings)

Meetings of the Board of Corporate Auditors shall be held once a month in principle.

Article 5.	(Person to Convene Meetings)

The Board of Corporate Auditors may appoint by election from among the Corporate Auditors, in advance, the person who shall convene meetings; provided, however, that other Corporate Auditors shall not be prevented from convening the meetings.

Article 6.	(Convocation Notice)

1. Notice to convene a meeting of the Board of Corporate Auditors shall be given to each Corporate Auditor not less than three (3) days prior to the date set for such meeting; provided, however, that in cases of emergency, such period may be shortened.

2. A meeting of the Board of Corporate Auditors may be held without taking the procedures of convocation provided for in the preceding paragraph with the consent of all Corporate Auditors.

Article 7.	(Chairman of Meetings)

1. The Board of Corporate Auditors shall, by a resolution, appoint the chairman.

2. The Chairman shall preside over a meeting of the Board of Corporate Auditors.

3. In the case where the chairman is unable so to act, one of the other Corporate Auditor(s) in the order previously determined by a resolution of a meeting of the Board of Corporate Auditors shall take such person’s place.

CHAPTER IV	METHOD OF ADOPTING RESOLUTIONS

Article 8.	(Method of Adopting Resolutions)

Resolutions of a meeting of the Board of Corporate Auditors shall be adopted by an affirmative vote of a majority of the Corporate Auditors, unless otherwise provided for by laws or regulations or these Regulations.

CHAPTER V	MATTERS TO BE RESOLVED

Article 9.	(Determination of Audit Policies, etc.)

At the commencement of auditing, the Board of Corporate Auditors shall, by resolution, determine the audit policy, audit plan, method of audit, the assignment of auditing work or any other matter concerning performance of Corporate Auditor’s duties.

Article 10.	(Resolutions Concerning the Appointment of a Corporate Auditor)

1. The following matters pertaining to the appointment of a Corporate Auditor shall be determined by a resolution of a meeting of the Board of Corporate Auditors:

(1) Consent to the submission of a proposal to a general meeting of shareholders with respect to the appointment of a Corporate Auditor;

(2) Request for making the matters pertaining to the appointment of a Corporate Auditor an item on the agenda of a general meeting of shareholders; and

(3) Request for the submission of a proposal to a general meeting of shareholders with respect to the appointment of a Corporate Auditor.

2. The immediately preceding paragraph shall be applied mutatis mutandis to the appointment of stand-in Corporate Auditor(s).

Article 11.	(Designation and Dismissal of a Full-time Corporate Auditor)

Designation or dismissal of a Full-time Corporate Auditor shall be determined by a resolution of a meeting of the Board of Corporate Auditors.

Article 12.	(Resolutions, etc. Concerning the Appointment, Non-reappointment and Dismissal of an Independent Auditor)

1. The following matters pertaining to the appointment, non-reappointment and dismissal of an Independent Auditor shall be determined by a resolution of a meeting of the Board of Corporate Auditors:

(1) Consent to the submission of a proposal to a general meeting of shareholders with respect to the appointment of an Independent Auditor;

(2) Consent for making the matters pertaining to the non-reappointment or dismissal of an Independent Auditor an item on the agenda of a general meeting of shareholders;

(3) Request for the submission of a proposal to a general meeting of shareholders with respect to the appointment of an Independent Auditor;

(4) Request for making the appointment, non-reappointment or dismissal of an Independent Auditor an item on the agenda of a general meeting of shareholders; and

(5) Appointment of those who shall perform duties as a Temporary Independent Auditor in case of a vacancy of Independent Auditor.

2. In case the Board of Corporate Auditors shall dismiss an Independent Auditor upon a statutory reason for dismissal, consent of all Corporate Auditors for such dismissal shall be required. In such case, the Corporate Auditor designated by the Board of Corporate Auditors shall explain such dismissal and the reason therefor at the first general meeting of shareholders held after such dismissal.

CHAPTER VI	REPORT AND RECEIPT OF REPORT AND DOCUMENTS, ETC. FROM CORPORATE AUDITORS AND OTHER ORGANIZATIONS

Article 13.	(Report to the Board of Corporate Auditors)

1. In case each Corporate Auditor recognizes the following matters, each Corporate Audit shall report such matters to the Board of Corporate Auditors:

(1) Matters in which a Director has engaged, or may possibly engage, in any act of fraudulence;

(2) Matters that may possibly cause significant damage to the Company; and

(3) Facts that are in violation of any applicable laws and ordinances or the Articles of Incorporation or facts that are grossly improper.

2. Each Corporate Auditor shall report on the state of performance of his/her duty to the Board of Corporate Auditors from time to time, and at any time upon the request of the Board of Corporate Auditors.

3. Any Corporate Auditor who has received a report from an Independent Auditor, Director, employee of the Internal Audit Division and others shall report the detail thereof to the Board of Corporate Auditors whenever necessary.

4. The Board of Corporate Auditors shall ask for reports from Independent Auditor, Directors, employees of the Internal Audit Division and others whenever necessary.

Article 14.	(Deliberations Concerning Investigation Methods, etc. with respect to Reports)

In case the Board of Corporate Auditors receives a report with respect to the matters provided for in Paragraph 1 of the immediately preceding Article from any Corporate Auditor, Director or Independent Auditor, etc., the Board of Corporate Auditors shall deliberate on the investigation methods etc. of such matters.

Article 15.	(Deliberation and Exchange of Views Concerning the Execution of Powers of Corporate Auditors)

1. With respect to the following matters, the consent of all Corporate Auditors shall be required. In the case consent is required, the Corporate Auditors may deliberate and exchange their views on these matters, in advance in a meeting of the Board of Corporate Auditors.

(1) Submission of a proposal to a general meeting of shareholders with respect to the partial exemption of Directors from liabilities to the Company;

(2) Submission of a proposal to a general meeting of shareholders with respect to the amendment to the Articles of Incorporation in order to enable the Company to partially exempt Directors from liabilities to the Company by a resolution of a meeting of the Board of Directors;

(3) Submission of a proposal to a meeting of the Board of Directors with respect to the partial exemption of Directors from liabilities to the Company, pursuant to the provisions of the Articles of Incorporation;

(4) Submission of a proposal to a general meeting of shareholders with respect to the amendment to the Articles of Incorporation in order to enable the Company to enter into an agreement with an Outside Director in order to partially exempt such Outside Directors from liabilities to the Company; and

(5) Participation by the Company to support Director(s) in a shareholders’ derivative lawsuit.

2. In case the Corporate Auditors shall exercise or perform their powers or duties pertaining to the following matters, they may state and exchange their own views with respect to such matters, in advance in a meeting of the Board of Corporate Auditors:

(1) Answers to the questions asked of Corporate Auditors as notified by shareholders before a general meeting of shareholders;

(2) Report to the Board of Directors and request for convocation of a meeting of the Board of Directors and others;

(3) Results of investigations concerning proposals and documents or other matters to be presented to a general meeting of shareholders;

(4) Application of an injunction for any action of a Director that goes beyond the scope of purpose of the Company or is in violation of any laws and ordinances or the Articles of Incorporation;

(5) Rendering of opinions concerning the appointment, dismissal, resignation and compensation, etc. of Corporate Auditors at a general meeting of shareholders;

(6) Matters concerning lawsuits between the Company and Directors; and

(7) Matters concerning disclosure of reference materials, etc. for general meetings of shareholders via internet; and

(8) Institution of lawsuits or any other matters similar to each of the preceding items.

Article 16.	(Designation of Corporate Auditor to Perform Duties, Including Receipt of Accounting—Related Documents)

The Board of Corporate Auditors may designate a Corporate Auditor to perform the following duties:

(1) Duties of Special Corporate Auditors provided for in laws and ordinances; and

(2) Receipt from Directors and delivery to each Corporate Auditor of accounting-related documents and business reports, etc.

Article 17.	(Preparation of Audit Report)

1. The Board of Corporate Auditors, upon deliberation, shall prepare audit reports of the Board of Corporate Auditors based on the individual reports prepared by each Corporate Auditor.

2. In case the content of the audit reports of the Board of Corporate Auditors is different from the individual reports of each Corporate Auditor, the Board of Corporate Auditors shall, upon the request of such Corporate Auditor, add contents of the report of such Corporate Auditor to the audit reports of the Board of Corporate Auditors.

3. Each Corporate Auditor shall affix his/her signature and seal to the audit report of the Board of Corporate Auditors or put their electronic signatures thereon. Full time Corporate Auditors shall state that they are full time Corporate Auditors.

Article 18.	(Utilization of Outside Experts)

The Board of Corporate Auditors and each Corporate Auditor shall have the authority to utilize an attorney-at-law, an accountant or any other expert and incur expenses thereof.

Article 19.	(Reporting System)

1. The Board of Corporate Auditors shall confirm whether reporting system, including the followings, has been appropriately established:

(1) Acceptance and treatment of a report or other submission of information with respect to, internal control system on accounting and financial reporting, and auditing by an Independent Auditor and Internal Audit Division; and

(2) Reporting system of anonymous and confidential submission of concerns by any employee to the Board of Corporate Auditors regarding internal control system on accounting and financial reporting, and auditing by an Independent Auditor and Internal Audit Division.

2. The Board of Corporate Auditors shall be included in the addressee of the acceptance of report, information and concerns provided for in the preceding paragraph.

Article 20.	(Confirmation of Independence of Independent Auditors)

1. The Board of Corporate Auditors shall confirm rotation of the person in charge of auditing in the Independent Auditors periodically in accordance with laws and ordinances;

2. In order to confirm the independence of an Independent Auditor, any of the following contracts, including terms of remuneration, etc. shall require the prior consent of the Board of Corporate Auditors by way of unanimous resolution:

(1) Any contract for auditing services to be entered into by and between the Company and the Independent Auditor or the Temporary Independent Auditor; and

(2) Any contract for auditing services to be entered into by each group company of the Company and any contract for non-auditing services to be entered into by and between the Company or each group company of the Company on the one hand and the Independent Auditor or the Temporary Independent Auditor on the other hand.

3. The consent to the contract provided for in the Item 2 of immediately preceding paragraph may, by a resolution of a meeting of the Board of Corporate Auditors, be delegated to one or more Corporate Auditor in advance. The Corporate Auditor who give such prior consent upon the delegation, shall make reports thereof to the Board of Corporate Auditors.

Article 21.	(Deliberation in The Board of Corporate Auditors)

1. The Board of Corporate Auditors shall deliberate on the following matters at least once in a year:

(1) Auditing performance by the Corporate Auditor in the auditing year;

(2) Appropriateness of methods and results of audit by an Independent Auditor; and

(3) Auditing performance of Internal Audit Division.

CHAPTER VII	MINUTES

Article 22.	(Minutes)

Minutes of a meeting of the Board of Corporate Auditors shall be prepared in writing or by electromagnetic file as provided for by laws and ordinances, to which the Corporate Auditors present thereat shall affix their names and seals thereto or put their electronic signatures thereon.

CHAPTER VIII	MISCELLANEOUS

Article 23.	(Administrative Office of the Board of Corporate Auditors)

1. The convocation proceedings of meetings, preparation of minutes of meetings and other businesses pertaining to the administration of the Board of Corporate Auditors shall be managed by the office of Corporate Auditors.

2. With respect to personnel and changes in the organization relating to the employee for the assistance of the performance of Corporate Auditors’ duties, the Corporate Auditor designated by the Board of Corporate Auditors shall deliberate such matters with each officer in charge, in advance.

Article 24.	(Amendment to and Abolitions of the Provisions of These Regulations)

Any amendment to or abolition of the provisions of these Regulations shall require a resolution of a meeting of the Board of Corporate Auditors.